Exhibit 21.1
Subsidiaries of Supervalu as of April 24, 2017

SUPERVALU INC.	JURISDICTION OF ORGANIZATION
Advantage Logistics-Southeast, Inc.	Alabama
Advantage Logistics Southwest, Inc.	Arizona
Advantage Logistics USA East L.L.C.	Delaware
Advantage Logistics USA West L.L.C.	Delaware
Arden Hills 2003 LLC	Delaware
Blaine North 1996 L.L.C.	Delaware
Burnsville 1998 L.L.C.	Delaware
Butson Enterprises of Vermont, Inc.	Vermont
Butson’s Enterprises of Massachusetts, Inc.	Massachusetts
Butson’s Enterprises, Inc.	New Hampshire
Cambridge 2006 L.L.C.	Delaware
Champlin 2005 L.L.C.	Delaware
Coon Rapids 2002 L.L.C.	Delaware
Cub Foods, Inc.	Delaware
Eagan 2008 L.L.C.	Delaware
Eagan 2014 L.L.C.	Delaware
Eastern Beverages, Inc.	Maryland
Eastern Region Management Corporation	Virginia
FF Acquisition, L.L.C.	Virginia
Foodarama LLC	Delaware
Forest Lake 2000 L.L.C.	Delaware
Fridley 1998 L.L.C.	Delaware
Hastings 2002 L.L.C.	Delaware
Hazelwood Distribution Company, Inc.	Delaware
Hazelwood Distribution Holdings, Inc.	Delaware
Hornbacher’s, Inc.	Delaware
Hornbacher’s Pharmacies, Inc.	Delaware
Inver Grove Heights 2001 L.L.C.	Delaware
Keatherly, Inc.	New Hampshire
Keltsch Bros., Inc.	Indiana
Lakeville 2014 L.L.C.	Delaware
Maplewood East 1996 L.L.C.	Delaware
Market Company, Ltd.	Bermuda
Monticello 1998 L.L.C.	Delaware
NAFTA Industries Consolidated, Inc.	Texas
NAFTA Industries, Ltd.	Texas
NC & T Supermarkets, Inc.	Ohio
Nevada Bond Investment Corp. I	Nevada
Northfield 2002 L.L.C.	Delaware
Plymouth 1998 L.L.C.	Delaware
Savage 2002 L.L.C.	Delaware
Save-A-Lot, Inc.	Delaware
SFW Holding Corp.	Delaware
Shop ’N Save East, LLC	Delaware
Shop ’ N Save East Prop, LLC	Delaware
Shop ’N Save Pharmacies, Inc.	Delaware

Shop ’N Save St. Louis, Inc.	Missouri
Shop ’N Save Warehouse Foods, Inc.	Missouri
Shoppers Food Warehouse Corp.	Ohio
Shorewood 2001 L.L.C.	Delaware
Silver Lake 1996 L.L.C.	Delaware
Stevens Point Distribution Company, LLC	Delaware
Sunflower Markets, LLC	Delaware
Super Rite Foods, Inc.	Delaware
SUPERVALU Enterprise Services, Inc.	Minnesota
SUPERVALU Holdings, Inc.	Missouri
SUPERVALU Holdings-PA LLC	Pennsylvania
SUPERVALU Gold, LLC	Delaware
SUPERVALU Independent Business, Inc	Delaware
SUPERVALU India, Inc.	Minnesota
SUPERVALU Management Corp.	Delaware
SUPERVALU Pharmacies, Inc.	Minnesota
SUPERVALU Penn, LLC	Pennsylvania
SUPERVALU Receivables Funding Corporation	Delaware
SUPERVALU Services USA, Inc.	Minnesota
SUPERVALU Transportation, Inc.	Minnesota
SUPERVALU TTSJ, INC.	Delaware
SUPERVALU WA, L.L.C.	Delaware
SV Markets, Inc.	Ohio
TC Michigan LLC	Michigan
TTSJ Aviation, Inc.	Delaware
Ultra Foods, Inc.	New Jersey
W. Newell & Co., LLC	Delaware
West Acquisition Corporation	California
Wetterau Insurance Co. Ltd.	Bermuda
WSI Satellite, Inc.	Missouri